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EXHIBIT 4.2

        UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE REFERRED TO HEREIN.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 8, 2004, ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

No.	CUSIP No.:

BEAZER HOMES USA, INC.
a Delaware corporation

promises to pay to CEDE & CO. or registered assigns the principal sum of                  MILLION Dollars ($      ,000,000) on June 15, 2024.

4 5/8% Convertible Senior Notes due 2024
Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1

Dated: June      , 2004

[The Remainder of This Page Has Intentionally Been Left Blank.]

        IN WITNESS WHEREOF, the Company has caused this Security to be executed as of the date first above written.

BEAZER HOMES USA, INC.
By
Title:

CERTIFICATE OF AUTHENTICATION

SUNTRUST BANK, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:
Authorized Signatory

BEAZER HOMES USA, INC.

4 5/8% Senior Convertible Notes due 2024

1.    Interest.

        BEAZER HOMES USA, INC. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year until the principal is paid or made available for payment, commencing on December 15, 2004, to Holders at the close of business on the immediately preceding June 1 or December 1, as the case may be. This Security shall also bear Contingent Interest in certain circumstances as specified in paragraph 6 below. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment.

        The Company will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who arc registered Holders of Securities at the close of business on the June 1 and December 1 immediately preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.    Paying Agent. Registrar and Conversion Agent.

        Initially, SunTrust Bank (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change or appoint any Paying Agent, Conversion Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Conversion Agent or Registrar or co-Registrar.

4.    Indenture.

        The Company issued the Securities under an Indenture dated as of June 8, 2004 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities and the Subsidiary Guarantees include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Securities and the Subsidiary Guarantees are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of them.

        The Securities are general unsecured and unsubordinated obligations of the Company limited to $180,000,000 aggregate principal amount.

        The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to: Beazer Homes USA, Inc., 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328, Attention: Investor Relations.

5.    Optional Redemption.

        The Company may redeem all or any portion of the Securities at any time and from time to time on or after June 15, 2009 and prior to maturity at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to the date fixed for redemption if redeemed during the 12-month period beginning on June 15 of each year indicated below:

Year	Percentage
2009	101.321%
2010	100.661%
2011 and thereafter	100.000%

        In the event less than all of the Securities are to be redeemed at any time, selection of the Securities to be redeemed will be made by the Trustee from among the outstanding Securities on a pro rata basis, by lot or by any other method permitted by the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. On and after the redemption date, interest will cease to accrue on Securities or portions of them called for redemption.

6.    Contingent Interest.

        The Company will pay Contingent Interest to the Holders of the Securities in respect of any six-month interest period from June 15 to December 14 or December 15 to June 14 commencing on or after June 15, 2009 for which the average Trading Price of a Security for the applicable five Trading Day reference period equals or exceeds 120% of $1,000 per $1,000 principal amount of Securities as of the day immediately preceding the first day of the applicable six-month interest period. The "five Trading Day reference period" means the five Trading Days ending on the second Trading Day immediately preceding the relevant six-month interest period. For any six-month interest period in respect of which Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Securities shall equal 0.25% of the average Trading Price for the Securities per $1,000 principal amount of Securities during the applicable five Trading Day reference period.

        The record dates and payment dates for Contingent Interest, if any, will be the same as the record dates and interest payment dates for the semi-annual interest payments on the Securities described in paragraph 1 of this Security.

        Upon determination that Holders will be entitled to receive Contingent Interest which may become payable, the Company shall notify the Holders. In connection with providing such notice, the Company will issue a press release and publish a notice containing information regarding the Contingent Interest determination in a newspaper of general circulation in The City of New York or publish such information on the Company's then existing Web site or through such other public medium as the Company shall determine.

7.    Purchase by the Company at the Option of the Holder; Purchase at the Option of the Holder Upon a Fundamental Change.

          (a)   Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase the Securities held by such Holder on June 15, 2011, June 15, 2014 and June 15, 2019 (each a "Purchase Date") at a purchase price (the "Purchase Price") equal to 100% of the principal amount of the Securities to be purchased plus any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to such Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day prior to such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. The Company will pay the Purchase Price in cash.

        Securities in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.

          (b)   If a Fundamental Change shall occur at any time prior to the Stated Maturity of the Securities, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder's Securities or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is 35 days after the date of the Company Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for a Fundamental Change Purchase Price equal to 100% of the principal amount of Securities purchased plus accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid by the Company in cash, as set forth in the Indenture.

        Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

        If cash sufficient to pay a Fundamental Change Purchase Price or Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, interest (including Contingent Interest and Additional Amounts, if any) shall cease to accrue on such Securities (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Security).

8.    Conversion.

        Subject to the procedures set forth in the Indenture, a Holder may convert Securities into Common Stock on or before the close of business on June 15, 2024 during the periods and upon satisfaction of at least one of the conditions set forth below:

          (a)   in any calendar quarter (and only during such calendar quarter) if the Last Reported Sale Price for Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter is greater than or equal to 120% of the Conversion Price per share of Common Stock on such last Trading Day;

          (b)   during any period in which either (A) the credit rating assigned to the Securities by Moody's Investors Service, Inc. is lower than Bl or (B) the credit rating assigned to the Securities by Standard & Poors Rating Services is lower than B+;

          (c)   during any period in which the Securities no longer are assigned credit ratings by Moody's Investors Services, Inc. or Standard & Poor's Ratings Services or their respective successors;

          (d)   in the event that the Company calls the Securities for redemption, at any time prior to the close of business on the second Business Day immediately preceding the redemption date; or

          (e)   the Company becomes a patty to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction; or

          (f)    the Company elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors exceeding 5% of the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, or (ii) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the declaration date of the distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders at least 20 Business Days immediately prior to the ex date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex date or the Company's announcement that such distribution will not take place; provided, however, that a Holder may not exercise this right to convert if the Holder may participate in the distribution without conversion; as used in this clause (f) the term "ex date," means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Last Reported Sale Price was obtained without the right to receive such distribution; or

          (g)   during the five Business Day period after any five consecutive Trading Day period in which the trading price (as defined in Section 10.06(a)(7) of the Indenture) of the Securities for each day of such five Trading Day period was less than 98% of the product of the Last Reported Sale Price and the Conversion Rate as of each such Trading Day, in which case Securities surrendered for conversion into shares of Common Stock pursuant to this clause (g) may be surrendered in integral multiples of $1,000 Principal Amount at any time during such five Business Day period; provided that if, on the date of any conversion pursuant to this clause (g), the Last Reported Sale Price of the Common Stock is between 100% and 120% of the Conversion Price as of such date, the Holders of Securities surrendered for conversion shall receive, in lieu of Common Stock based on the Conversion Rate, cash or Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to the principal amount of Securities plus accrued and unpaid interest, if any ("Principal Value Conversion").

        If a Holder surrenders its Securities for a Principal Value Conversion, the Company shall notify such Holder by the second Trading Day following the Conversion Date whether the Company will pay such Holder all or a portion of the principal amount plus accrued and unpaid interest, if any, in cash, Common Stock or a combination of cash and Common Stock, and in what percentage. Any Common Stock delivered upon a Principal Value Conversion will be valued at the average of the Last Reported Sale Prices per share of Common Stock over the five-Trading Day period starting the third Trading Day following the Conversion Date (the "Applicable Trading Price"). The Company will pay such Holder any portion of the principal amount plus accrued and unpaid interest, if any, to be paid in cash and deliver Common Stock with respect to any portion of the principal amount plus accrued and unpaid interest, if any, to be paid in Common Stock, no later than the fifth Business Day following the determination of the Applicable Stock Price.

        The initial Conversion Rate is 6.48 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture, The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

        Holders of Securities at the close of business on a record date will receive payment of interest, (including Contingent Interest and Additional Amounts, if any,) payable on the corresponding interest payment date notwithstanding the conversion of such Securities at any time after the close of business on such record date. Securities surrendered for conversion by a Holder during the period from the close of business on any record date to the opening of business on the immediately following interest payment date must be accompanied by payment of an amount equal to the interest, including Contingent Interest and Additional Amounts, if any, that the Holder is to receive on the Securities; provided, however, that no such payment need be made if (1) the Company has specified a redemption date that is after a record date and on or prior to the immediately following interest payment date, (2) the Company has specified a Fundamental Change Purchase Date following a Fundamental Change that is during such period, or (3) any overdue interest (including overdue Contingent Interest and Additional Amounts, if any) exists at the time of conversion with respect to such Securities to the extent of such overdue interest. Notwithstanding the conversion of any Securities, the Holders of the Securities and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

        To convert the Securities a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Securities (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Securities to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

        A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.

9.    Registration Rights Agreement.

        The Holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of June 8, 2004, among the Company, the Subsidiary Guarantors and the Initial Purchasers named therein (as such may be amended from time to time, the "Registration Rights Agreement"). Capitalized terms used in this subsection but not defined herein have the meanings assigned to them in the Registration Rights Agreement.

        If (i) the Shelf Registration Statement is not filed with the Commission on or before the 90th calendar day following the Issue Date; (ii) the Shelf Registration Statement is not declared effective on or before the 180th calendar day following the Issue Date; (iii) after the effectiveness of the Shelf Registration Statement, the Company fails to file a prospectus supplement or report with the SEC within five business days (or, if a posteffective amendment is required, within 10 business days) after a Holder provides the Company with the required selling security-holder questionnaire, if such filing is necessary to enable the Holder to deliver the prospectus to purchasers of such Holder's Registrable Securities; (iv) the Registration Statement ceases to be effective or fails to be usable without being succeeded within 30 days by a post-effective amendment, prospectus supplement or report filed with the SEC pursuant to the Securities Exchange Act of 1934 that cures the failure of the Registration Statement to be effective or usable; or (v) the aggregate duration of any Suspension Periods exceeds the limits set forth in the Registration Rights Agreement (each such event referred to in clauses (i) through (v), a "Registration Default"), the interest rate borne by the Securities will be increased by 0.25% of the aggregate principal amount of Securities per annum for the first 90 days following such Registration Default, increasing by 0.25% per annum at the beginning of each subsequent 90-day period; provided that such Additional Amounts (as defined below) shall not exceed 0.5% per annum. The increase in the interest rate on the Securities is referred to as "Additional Amounts." Such interest is payable in addition to any other interest payable from time to time with respect to the Securities in cash on each interest payment date to the Holders of record for such interest payment date.

10.    Denominations, Transfer, Exchange.

        The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption, except the unredeemed part thereof if the Security is redeemed in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.    Persons Deemed Owners.

        The registered Holder of this Security shall be treated as the owner of it for all purposes.

12.    Unclaimed Money.

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person.

13.    Amendment, Supplement, Waiver.

        Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of at least a majority in principal amount of the Securities then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Securities) under, or compliance with any provision of, the Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of a majority in principal amount of the Securities then out-standing. Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities or waive any provision of the Indenture to cure any ambiguity, defect or inconsistency, to comply with Article Five of the Indenture; to provide for uncertificated Securities in addition to certificated Securities; to make any change that does not adversely affect the legal rights under the Indenture of any Holder; to comply with or qualify the Indenture under the Trust Indenture Act; or to reflect a Subsidiary to Guarantor ceasing to be liable on the Subsidiary Guarantees because it is no longer a Subsidiary of the Company.

14.    Successor Corporation.

        When a successor corporation assumes all the obligations of its predecessor under the Securities and the indenture, the predecessor corporation will be released from those obligations.

15.    Trustee Dealings With Company.

        SunTrust Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

16.    No Recourse Against Others.

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.    No Defeasance; Discharge of Indenture.

        The Indenture does not contain provisions pertaining to defeasance.

18.    Authentication.

        This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

19.    Abbreviations.

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

ASSIGNMENT FORM

        If you the Holder want to assign this Security, fill in the form below:

        I or we assign and transfer this Security to

(Insert assignee's social security or tax ID number)

(Print or type assignee's name, address, and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Security)

SIGNATURE GUARANTEE

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

        In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years from the Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[Check One]

(1)	—	to the Company or a subsidiary thereof; or
(2)	—	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
(3)	—	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or
(4)	—	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or
(5)	—	pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

        ☐ The transferee is an Affiliate of the Company.

        Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if item (3) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

        If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.14 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)
Signature Subsidiary Guarantee:

(SIGNATURE MUST BE GUARANTEED)

SIGNATURE GUARANTEE

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

        The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

GUARANTEE

        Each of Beazer Allied Companies Holdings, Inc., a Delaware corporation, Beazer Homes Corp., a Tennessee corporation, Beazer/Squires Realty, Inc., a North Carolina corporation, Beazer Homes Sales Arizona Inc., a Delaware corporation, Beazer Realty Corp., a Georgia corporation, Beazer Mortgage Corporation, a Delaware corporation, Beazer Homes Holdings Corp., a Delaware corporation, Beazer Homes Texas Holdings, Inc., a Delaware corporation, Beazer Homes Texas, L.P., a Delaware limited partnership, April Corporation, a Colorado corporation, Beazer SPE, LLC, a Georgia limited liability company, Beazer Homes Investment Corp., a Delaware corporation, Beazer Realty, Inc., a New Jersey corporation, Beazer Clarksburg, LLC, a Maryland limited liability company, Homebuilders Title Services of Virginia, Inc., a Virginia corporation, Homebuilders Title Services, Inc., a Delaware corporation, Texas Lone Star Title, L.P., a Texas limited partnership, Crossmann Communities of North Carolina, Inc., a North Carolina corporation, Crossmann Communities of Ohio, Inc., an Ohio corporation, Crossmann Communities of Tennessee, LLC, a Tennessee limited liability company, Crossmann Communities Partnership, an Indiana general partnership, Crossmann Investments, Inc., an Indiana corporation, Crossmann Management Inc., an Indiana corporation, Crossmann Mortgage Corp., an Indiana corporation, Cutter Homes Ltd., a Kentucky corporation, Deluxe Homes of Lafayette, Inc., an Indiana corporation, Deluxe Homes of Ohio, Inc., an Ohio corporation, Beazer Realty, Inc. (fka Merit Realty, Inc), an Indiana corporation, Paragon Title, LLC, an Indiana limited liability company, Pinehurst Builders LLC, a South Carolina limited liability company, and Trinity Homes LLC, an Indiana limited liability company (the "Subsidiary Guarantors") have unconditionally guaranteed, jointly and severally (such guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Six of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

        No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Subsidiary Guarantors shall have any liability under the Subsidiary Guarantee by reason of such Person's status as stockholder, officer, director, employee or incorporator. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Subsidiary Guarantees.

        Each Holder of a Security by accepting a Security agrees that any Subsidiary Guarantor named below shall have no further liability with respect to its Subsidiary Guarantee if such Subsidiary Guarantor otherwise ceases to be liable in respect of its Subsidiary Guarantee in accordance with the terms of the Indenture.

        The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

APRIL CORPORATION
BEAZER ALLIED COMPANIES HOLDINGS, INC.
BEAZER HOMES CORP.
BEAZER HOMES HOLDINGS CORP.
BEAZER HOMES INVESTMENT CORP.
BEAZER HOMES SALES ARIZONA INC.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER MORTGAGE CORPORATION
BEAZER REALTY CORP,
BEAZER REALTY, INC.
BEAZER/SQUIRES REALTY, INC.
CROSSMANN COMMUNITIES OF NORTH CAROLINA, INC.
CROSSMANN COMMUNITIES OF OHIO, INC.
CROSSMANN INVESTMENTS, INC.
CROSSMANN MANAGEMENT INC.
CROSSMANN MORTGAGE CORP.
CUTTER HOMES, LTD.
DELUXE HOMES OF LAFAYETTE, INC.
DELUXE HOMES OF OHIO, INC.
HOMEBUILDERS TITLE SERVICES OF VIRGINIA, INC,
HOMEBUILDERS TITLE SERVICES, INC.
BEAZER REALTY, INC., fka MERIT REALTY, INC.
By:
Name:
Title:
BEAZER CLARKSBURG, LLC
By:	BEAZER HOMES CORP., its managing partner
By:
Name:
Title:

BEAZER HOMES TEXAS, L.P.
By:	BEAZER HOMES TEXAS HOLDINGS, INC., its managing partner
By:
Name:
Title:
BEAZER SPE, LLC
By:	BEAZER HOMES HOLDINGS CORP., its managing member
By:
Name:
Title:
CROSSMANN COMMUNITIES OF TENNESSEE, LLC
By:	CROSSMANN COMMUNITIES OF NORTH CAROLINA, INC., its managing member
By:
Name:
Title:
CROSSMANN COMMUNITIES PARTNERSHIP
By:	BEAZER HOMES INVESTMENT CORP., its partner
By:
Name:
Title:

PARAGON TITLE, LLC
By:	BEAZER HOMES INVESTMENT CORP., its partner
By:
Name:
Title:
PINEHURST BUILDERS LLC
By:	CROSSMANN COMMUNITIES OF NORTH CAROLINA, INC., its managing member
By:
Name:
Title:
TEXAS LONE STAR TITLE, L.P.
By:	BEAZER HOMES TEXAS HOLDINGS, INC., its managing partner
By:
Name:
Title:
TRINITY HOMES LLC
By:	BEAZER HOMES INVESTMENT CORP., its manager
By:
Name:
Title:

[FORM OF CONVERSION NOTICE]

        To: Beazer Homes USA, Inc.

        The undersigned registered holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of Beazer Homes USA, Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

        This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

        Dated:

Signature(s)

Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock arc to be issued, or Notes to be delivered, other than to or in the name of the registered holder.

Signature Guarantee

Fill in for registration of Securities if to be issued other than to and in the name of registered holder:

(Name)	Principal Amount to be purchased (if less than all):
(Street Address)	$ ,000
(City, state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

        To: Beazer Homes USA, Inc.

        The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Beazer Homes USA, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check of the Company, in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

        Dated:

Signature(s)

Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Securities to be delivered, other than to or in the name of the registered holder.

Signature Guarantee

Fill in for registration of Securities if to be issued other than to and in the name of registered holder:

(Name)	Principal Amount to be purchased (if less than all):
(Street Address)	$ ,000
(City, state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

[FORM OF PURCHASE NOTICE]

        To: Beazer Homes USA, Inc.

        The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Beazer Homes USA, Inc. (the "Company") as to the holder's option to require the Company to repurchase this Security and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check of the Company in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

        Dated:

Signature(s)

Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Securities to be delivered, other than to or in the name of the registered holder.

Signature Guarantee

Fill in for registration of Securities if to be issued other than to and in the name of registered holder:

(Name)	Principal Amount to be purchased (if less than all):
(Street Address)	$ ,000
(City, state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

QuickLinks

  EXHIBIT 4.2